UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2005

COUGAR HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada 000-50096 30-0135720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

10655 NE 4th Street, Suite 400, Bellevue, Washington 98004
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 604-879-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 2, 2005, the Board of Directors of Cougar Holdings Inc. unanimously approved a resolution to declare a dividend to the shareholders  of record as of the close of business on May 2, 2005 of Cougar Holdings Inc. whereby Cougar Holdings Inc. will distribute all of its 280,001 shares of Western Gems Inc. voting common stock, a 100% wholly-owned subsidiary, to the shareholders of Cougar Holdings Inc. on the basis of 1 Western Gems Inc. share of voting common stock for each 10 shares of Cougar Holdings Inc voting common stock.  No cash will be paid to any shareholder of Cougar Holdings Inc. for fractional shares of Western Gems Inc. shares and any fractional shares of Western Gems Inc. will be rounded up to one whole share.  The Western Gems Inc. voting common shares will be distributed on or about May 25, 2005.

Western Gems Inc. is a 100% wholly-owned subsidiary of Cougar Holdings Inc. and owns the WC1 and WC2 mineral claims, previously owned directly by Cougar Holdings Inc.  Following the distribution, Western Gems Inc. will be controlled by Hudson Capital Corporation, a company controlled by Terry G. Cook, President of Cougar Holdings Inc; and Terry G. Cook.  The combined shareholdings of Hudson Capital Corporation and Terry G. Cook will be 263,834 shares or 94.23% of the 280,001 issued and outstanding common voting shares of Western Gems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR HOLDINGS INC.

(Registrant)
Date	May 6, 2005

/s/ Terry G. Cook

Terry G. Cook
President and Director